Exhibit 10.1

EXECUTION VERSION

October 14, 2016

By Mail

Joseph L. Welch

c/o ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

Re:                             Acceptance of Retirement and Terms of Transition

Dear Joe:

This letter agreement (this “Agreement”) is to confirm our understanding regarding your upcoming retirement as Chief Executive Officer of ITC Holdings Corp. (the “Company”). The Company looks forward to a mutually beneficial and smooth transition, and to that end, this Agreement sets forth the terms of your transition, provides you certain benefits and supersedes the Employment Agreement with the Company, dated December 21, 2012, as amended by the Letter Agreement between you and the Company, dated February 8, 2016 (the “Employment Agreement”) in its entirety.

1.              Retirement Date/Transition Services.  You agree that your retirement as Chief Executive Officer and President of the Company and its subsidiaries will be effective on November 1, 2016 (the “Retirement Date”). Between now and the Retirement Date, you agree to carry out the duties and responsibilities of your position as directed by the Company’s board of directors (the “Board”). Additionally, you agree that following your Retirement Date, you shall from time to time provide other transition services in a non-employee capacity as may reasonably be requested by the Board, including transition of the responsibilities, duties, and knowledge relative to your position, as well as cooperate with the Board’s reasonable requests regarding communications with employees, customers and others regarding the Company and its business.  For the avoidance of doubt, such services shall be limited in time and scope so that your Retirement Date constitutes the date of your “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.              Accrued Rights. In connection with your retirement, you will be entitled to receive any payments and benefits owed to you under Section 7(a)(iii) of the Employment Agreement. Except for the accrued rights described in Section 7(a)(iii) of the Employment Agreement, you acknowledge that you are owed no further compensation or benefits related to the Employment Agreement and that the Company has properly paid you all past wages and benefits as of the Retirement Date.  For the avoidance of doubt, you acknowledge and agree that you are not eligible to receive any severance benefits under Section 7(b) and/or Section 7(c) of the Employment Agreement. All compensation and benefits cease as of the Retirement Date, except as expressly provided in this Agreement or as otherwise required by law (and as may otherwise be agreed in connection with your continued services on the Board and to the board of directors of Fortis Inc. from time to time).

3.              Consideration.  In consideration of (i) the transition services described above, (ii) your efforts on behalf of the Company in respect of 2016 and the successful completion of the merger of Element Acquisition Sub Inc., an indirect subsidiary of Fortis Inc., with and into the Company (the “Merger”), (iii) your waiving any potential right to receive the severance payments and benefits described in Section 7(c) of the Employment Agreement and (iv) your entering into this Agreement (including the Release set forth in Section 4 not revoking the Release 7 days of date hereof), the Company will also provide you with a lump sum payment of $1,550,000, payable to you on October 21, 2016.

4.              Release.

a.              For and in consideration of the payment of the amounts and the provision of the benefits described above, you hereby agree on behalf of yourself, your agents, assignees, attorneys, successors, assigns, heirs and executors, to, and you hereby, fully and completely forever release the Company and its respective past, current and future affiliates, shareholders, predecessors and successors and all of their respective past and/or present representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which you or your agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to you, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by you.  Without limiting the generality of the foregoing, you hereby agree on behalf of yourself, your agents, assignees, attorneys, successors, assigns, heirs and executors, to, and you hereby, fully and completely forever release the Company Releasees and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities in connection with or in relationship to your employment, the termination of any such employment and any applicable employment or compensatory arrangement with the Company (including, without limitation, the Employment Agreement, any exhibits attached thereto, any amendments thereto, and any other equity or employee benefit plans, programs, policies or other arrangements), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided that such Released Claims shall not include any claims to enforce your rights or obligations under, or with respect to, (i) this Agreement, or (ii) any indemnification provisions in the charter, by-laws or similar organizational documents of the Company or its subsidiaries of which you are a director or officer, or any directors and officers’ liability insurance policy thereof or otherwise.

b.              Notwithstanding the generality of Section 4(a) above, the Released Claims include, without limitation: (i) any and all claims relating to base salary or bonus payments or benefits pursuant to the Employment Agreement, other than those payments and benefits specifically provided for in this Agreement; (ii) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment and Housing Act, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise; and (iii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

THIS MEANS THAT, BY SIGNING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

c.               You represent that you have read carefully and fully understand the terms of this Section 4, and that you have been advised to consult with an attorney and have availed yourself of the opportunity to consult with an attorney prior to signing this Agreement.  You acknowledge and agree that you are executing this Agreement willingly, voluntarily and knowingly, of your own free will, in exchange for the payments and benefits described in this Agreement, and that you have not relied on any representations, promises or agreements of any kind made to you in connection with your decision to accept the terms of this Section 4.  You further acknowledge, understand, and agree that your employment with the Company has terminated.  You acknowledge that you have been advised that you are entitled to take at least twenty-one (21) days to consider whether you want to agree to this Section 4 and that the Age Discrimination in Employment Act gives you the right to revoke this Section 4 within seven (7) days after it is signed, and you understand that you will not receive any payments under this Agreement until such seven (7) day revocation period has passed and then, only if you have not revoked this Section 4 or the Agreement.  To the extent you have executed this Agreement within less than twenty-one (21) days after its delivery to you, you hereby acknowledge that your decision to execute this Section 4 prior to the expiration of such twenty-one (21) day period was entirely voluntary, and taken after consultation with and upon the advice of your attorney.

Within 10 days following your Retirement Date, you agree to execute and deliver an additional release of claims in the form attached as Exhibit A.  If you fail to timely execute (and not revoke) such additional release, you will be required to repay to the Company the amount of the lump sum payment described in Section 3.

5.              Entire Agreement.  Upon its effectiveness, this Agreement and the General Release contain the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements, representations and understandings (whether oral or written) regarding monetary payments associated with your employment relationship with and separation from Company, including the Employment Agreement, other than any confidentiality agreements that are intended to survive the termination of your employment and any post-employment payments payable to you under Section 7(a)(iii) of the Employment Agreement (all of which shall remain in full force and effect). You acknowledge that no promises or representations, oral or written, have been made other than those expressly stated herein, and that you have not relied on any other promises or representations in signing this Agreement. This Agreement may be modified only in a document signed by the parties and referring specifically hereto, and no handwritten changes to this Agreement will be binding unless initialed by each party.

6.              Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will be deemed one and the same instrument.  All payments and benefits provided hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law.

Thank you again for your hard work and service to the Company. As discussed, we anticipate your continued service on the Board of the Company and, following the closing of the Merger, you are expected to be named to the board of directors of Fortis Inc. in accordance with the terms of Section 7.19 of that certain merger agreement, dated as of February 9, 2016 by and among FortisUS Inc., Element Acquisition Sub Inc., Fortis Inc., and the Company.

Sincerely,

ITC Holdings Corp.

/s/ Christine Mason Soneral

By: Christine Mason Soneral
Title: SVP and General Counsel

Voluntarily Agreed to and Accepted:

/s/ Joseph L. Welch
Joseph L. Welch

Date:	10/14/16

Exhibit A
Form of Release

GENERAL RELEASE

Section 1.                                           Release.  For and in consideration of the payment of the amounts and the provision of the benefits described in that certain letter agreement dated October 14, 2016 (the “Letter Agreement”), the Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and the Executive does hereby, fully and completely forever release the Company and its respective past, current and future affiliates, shareholders, predecessors and successors and all of their respective past and/or present representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which the Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to the Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this General Release is signed by the Executive.  Without limiting the generality of the foregoing, the Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and the Executive does hereby, fully and completely forever release the Company Releasees and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities in connection with or in relationship to the Executive’s employment with the Company, the termination of any such employment and any applicable employment or compensatory arrangement with the Company (including, without limitation, the Employment Agreement, any exhibits attached thereto, any amendments thereto, and any other equity or employee benefit plans, programs, policies or other arrangements), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided that such Released Claims shall not include any claims to enforce the Executive’s rights or obligations under, or with respect to, (i) the Letter Agreement, or (ii) any indemnification provisions in the charter, by-laws or similar organizational documents of the Company or its subsidiaries of which Executive is a director or officer, or any directors and officers’ liability insurance policy thereof or otherwise.

Section 2.                                           Waiver.  Notwithstanding the generality of Section 1 above, the Released Claims include, without limitation: (i) any and all claims relating to base salary or bonus payments or benefits pursuant to the Employment Agreement, other than those payments and benefits specifically provided for in the Letter Agreement; (ii) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Employment and Housing Act, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise; and (iii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

THIS MEANS THAT, BY SIGNING THIS GENERAL RELEASE, THE EXECUTIVE WILL HAVE WAIVED ANY RIGHT THE EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS GENERAL RELEASE.

Section 3.                                           The Executive’s Representations and Warranties.  The Executive represents that he has read carefully and fully understands the terms of this General Release, and that the Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this General Release.  The Executive acknowledges and agrees that he is executing this General Release willingly, voluntarily and knowingly, of his own free will, in exchange for the payments and benefits described in the Letter Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of the General Release.  The Executive further acknowledges, understands, and agrees that his employment with the Company has terminated.  The Executive acknowledges that he has been advised that he is entitled to take at least twenty-one (21) days to consider whether he wants to sign this General Release and that the Age Discrimination in Employment Act gives him the right to revoke this General Release within seven (7) days after it is signed, and the Executive understands that he will not receive any payments under the Letter Agreement until such seven (7) day revocation period has passed and then, only if he has not revoked this General Release or the Letter Agreement.  To the extent the Executive has executed this General Release within less than twenty-one (21) days after its delivery to him, the Executive hereby acknowledges that his decision to execute this General Release prior to the expiration of such twenty-one (21) day period was entirely voluntary, and taken after consultation with and upon the advice of his attorney.

This General Release is final and binding and may not be changed or modified, except by written agreement by both of the Company and the Executive.

Joseph L. Welch

Date: , 2016